Exhibit 4.78

D A T E D	30 November 2 0 1 6

(1)	DRYSHIPS INC. (as Borrower)
(2)	THE ENTITIES LISTED IN SCHEDULE 1 (as Senior Lenders)
(3)	THE ENTITIES LISTED IN SCHEDULE 1 (as Junior Lenders)
(4)	HSH NORDBANKAG (as Retiring Agent and Retiring Security Trustee)
(5)	ADVICE INVESTMENTS S.A . (as Successor Agent and Successor Security Trustee)
AGENCY TRANSFER AGREEMENT
IN RESPECT OF A SENIOR TERM LOAN AND SHORT TERM CREDIT FACILITIES OF UP TO US $ 518,875,000 AND JUNIOR TERM LOAN AND SHORT-TERM CREDIT FACILITIES OF UP TO US $110,000,000

INDEX
Clause		Page
1	DEFINITIONS	3
2	FURTHER DEFINED TERMS	3
3	RESIGNATION AND APPOINTMENT	4
4	CONFIRMATIONS	5
5	CONSEQUENTIAL AMENDMENTS	6
6	IMPLEMENTATION	6
7	EFFECTIVE TIME	6
8	COSTS AND EXPENSES	6
9	FURTHER ASSURANCE	6
10	COUNTERPARTS	7
11	THIRD PARTY RIGHTS	7
12	GOVERNING LAW AND JURISDICTION	7
SCHEDULE 1 LENDERS		8
SCHEDULE 2 FINANCE DOCUMENTS		9
SCHEDULE 3 FORM OF EFFECTIVE TIME CERTIFICATE		17
SCHEDULE 4 AMENDMENTS		19

THIS AGREEMENT is made on              30 November 2016
BETWEEN:
(1)
DRYSHIPS INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960 ("Borrower");

(2)	THE ENTITIES listed in Schedule 1, and their successors and assigns ("Senior Lenders");
(3)	THE ENTITIES listed in Schedule 1, and their successors and assigns ("Junior Lenders", and together with the Senior Lenders, the "Lenders");
(4)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Federal Republic of Germany in its capacity as the retiring agent ("Retiring Agent");
(5)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Federal Republic of Germany in its capacity as the retiring security trustee ("Retiring Security Trustee");
(6)	ADVICE INVESTMENTS S.A., with an office at 80 Broad Street, Monrovia, Liberia, in its capacity as the successor agent ("Successor Agent"); and
(7)
ADVICE INVESTMENTS S.A., with an office at 80 Broad Street, Monrovia, Liberia, in its capacity as the successor security trustee ("Successor Security Trustee"),

each a "Party" and together the "Parties".

WHEREAS
(A)
By a loan agreement dated 31 March 2006 between, inter alia, the Borrower, each of the banks and financial institutions listed in Part A of Schedule 1 thereto ("Senior Lenders"), the Senior Swap Bank, the Agent and the Security Trustee, as amended by (i) that certain Supplemental Letter dated 15 May 2006 between the Borrower and the Agent; (ii) that certain Amending and Restating Agreement dated 23 May 2007 between, inter alia, the Borrower, the Agent and the Security Trustee; (iii) that certain Supplemental Agreement dated 27 February 2008 among, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (iv) the Supplemental Letter dated 23 April 2008 between the Borrower and the Agent; (v) the Supplemental Agreement dated 17 November 2009 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (vi) the Supplemental Letter dated 29 September 2010 between the Borrower and the Agent; (vii) the Supplemental Letter dated 9 February 2012 between the Borrower and the Agent; (viii) the Supplemental Letter dated 27 September 2012 between the Borrower and the Agent; (ix) the Supplemental Agreement dated 18 November 2013 between the Borrower, the Agent and the Security Trustee; (x) the Variation Agreement dated 6th September 2016 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (xi) the Variation Agreement dated 4th November 2016 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; and (xii) the Variation Agreement dated 8th November 2016 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee (as otherwise amended, novated or supplemented from time to time, the "Senior Loan Agreement"), the Senior Lenders agreed to make available to the Borrower both term loan and short term credit facilities of (originally) up to US$518,875,000 in aggregate ("Senior Loan").

(B)
By a loan agreement dated 31 March 2006 between, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee, as amended by (i) that certain Supplemental Letter dated 15 May 2006 between the Borrower and the Agent; (ii) that certain Amending and Restating Agreement dated 23 May 2007 between, inter alia, the Borrower, the Agent and the Security Trustee (iii) that certain Supplemental Agreement dated 27 February 2008 among, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee ; (iv) the Supplemental Letter dated 23 April 2008 between the Borrower and the Agent; (v) the Supplemental Agreement dated 17 November 2009 between, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee; (vi) the Supplemental Letter dated 29 September 2010 between the Borrower and the Agent; (vii) the Supplemental Letter dated 9 February 2012 between the Borrower and the Agent; (viii) the Supplemental Letter dated 27 September 2012 between the Borrower and the Agent; and (ix) the Supplemental Agreement dated 18 November 2013 between the Borrower the Agent and the Security Trustee (as otherwise amended, novated or supplemented from time to time, the "Junior Loan Agreement" and, together with the Senior Loan Agreement, the "Loan Agreements")) the Junior Lenders agreed to make available to the Borrower both term loan and short term credit facilities of (originally) up to US$110,000,000 in aggregate ("Junior Loan" and, together with the Senior Loan, the "Loans")).

(C)
By an agency and trust deed dated 31 March 2006, (as amended, novated or supplemented from time to time, "Agency and Trust Deed") between, inter alios, the Borrower, the Retiring Agent, the Retiring Security Trustee and the senior lenders party thereto and junior lenders parties thereto, the Retiring Agent was appointed as the Agent, and the Retiring Security Trustee was designated to hold the Trust Property on trust for the Creditor Parties and deal with the Trust Property in accordance on the terms and conditions set out therein.

(D)
In connection with the Loans made available under the Loan Agreements and / or as security for the due and punctual payment of the Senior Liabilities and the Subordinated Liabilities, the observance and performance of the Borrower's other obligations under the Finance Documents and / or their obligations and liabilities under the Finance Documents to which they are a party, the Borrower, the Owners, the Approved Manager and certain other parties have executed, among others, the Finance Documents listed in Schedule 2.

(E)	The Retiring Agent now wishes to resign as agent and the Successor Agent wishes to assume the role of agent in its place.
(F)	The Retiring Security Trustee now wishes to resign as trustee and the Successor Security Trustee wishes to assume the role of trustee in its place.
NOW THEREFORE IT IS AGREED as follows:
1	DEFINITIONS
Terms defined in the Agency and Trust Deed shall, unless otherwise defined herein and / or unless the contrary intention appears, have the same meanings when used in this Agreement, including when used in the description of the parties or the recitals.
2	FURTHER DEFINED TERMS
2.1	In addition in this Agreement:
"Effective Time" means the Effective Date, as such term is defined in the Sale and Transfer Deed;

"Effective Time Certificate" means a certificate (i) executed by the Successor Agent and the Successor Security Trustee, and (ii) countersigned and the Effective Time confirmed by the Retiring Agent, in the form set out in Schedule 3;
"Sale and Transfer Deed" means the sale and transfer deed entered into on or about the date hereof between, among others, the Borrower, the Agent, the Security Trustee and certain banks and financial institutions as lenders under the Senior Loan Agreement, in connection with the transfer of such lenders' Commitments and Contributions to the Senior Lenders.
3	RESIGNATION AND APPOINTMENT
3.1	As and with effect from the Effective Time:
(a)
the Retiring Agent shall resign as Agent under the Agency and Trust Deed, the Loan Agreements and the other Finance Documents, and the Successor Agent shall be appointed as Agent thereunder in accordance with clause 5.5 of the Agency and Trust Deed;

(b)
the Retiring Security Trustee shall resign as Security Trustee under the Agency and Trust Deed, the Loan Agreement and the other Finance Documents, and the Successor Security Trustee shall be appointed as Security Trustee thereunder in accordance with clause 5.5 of the Agency and Trust Deed;

(c)
all Trust Property held on trust by the Retiring Security Trustee for the Creditor Parties shall, as and with effect from the Effective Time, vest in, and be held on trust by the Successor Security Trustee in its capacity as trustee;

(d)
the Successor Agent, the Successor Security Trustee and each of the parties to the Agency and Trust Deed, the Loan Agreements and the other Finance Documents, shall have the same rights and obligations among themselves as they would have had if the Successor Agent and the Successor Security Trustee had been parties to the Agency and Trust Deed, the Loan Agreements and the other Finance Documents in place of the Retiring Agent and the Retiring Security Trustee (respectively); and

(e)
the Retiring Agent and the Retiring Security Trustee shall each be unconditionally discharged from any obligations under the Agency and Trust Deed, the Loan Agreements and the other Finance Documents which pertain to the position of Agent and Security Trustee (respectively).

The provisions of this Agreement are without prejudice to Section 40(1) of the Trustee Act 1925.
3.2	Each of the Parties agrees and acknowledges that:
(a)
the resignation of the Retiring Agent and the appointment of the Successor Agent, and the resignation of the Retiring Security Trustee and the appointment of the Successor Security Trustee, in accordance with the foregoing provisions of this Clause 3 shall be effective from the Effective Time notwithstanding the requirements and process set out in clause 5.4 of the Agency and Trust Deed;

(b)	the Successor Agent shall, with effect from the Effective Time, be duly appointed as successor Agent by the Creditor Parties in accordance with clause 5 of the Agency and Trust Deed;

(c)
the Successor Security Trustee shall, with effect from the Effective Time, be duly appointed as successor Security Trustee by the Creditor Parties in accordance with clause 5 of the Agency and Trust Deed; and

(d)	the provisions of clause 5.6(b) and clause 5.8 of the Agency and Trust Deed shall not apply.
3.3
Each of the Parties agrees and acknowledges that the resignations of the Retiring Agent and the Retiring Security Trustee in accordance with the foregoing provisions of this Clause 3 are without prejudice to any accrued rights of the Retiring Agent and the Retiring Security Trustee as at the Effective Time under the indemnities and other provisions in favour of any of them contained in the Agency and Trust Deed, the Loan Agreements and the Finance Documents, including but not limited to clause 5.7 (Continued protection of resigning Servicing Bank) of the Agency and Trust Deed and clause 21 (Indemnities) of each Loan Agreement.

3.4
Neither the Retiring Agent nor the Retiring Security Trustee (i) make any representations or warranties regarding the Loan Agreements, the Finance Documents, the validity or perfection steps taken in regards to any Security Interests, or anything in relation thereto, and shall have no liability of any kind or nature relating thereto; or (ii) shall have any obligation to turn over or provide copies of any correspondence or documentation which the Retiring Agent and/or Retiring Trustee currently holds, or from time to time, may hold which relate to the Loan Agreement or any of the Finance Documents.

4	CONFIRMATIONS
4.1	The Borrower hereby agrees and confirm that:
(a)	as and with effect from the Effective Time, save for:
(i)
the replacement of the Retiring Agent by the Successor Agent (with effect that the Successor Agent shall be entitled to all rights and security of the applicable resigning Servicing Bank under or as referred to in the Agency and Trust Deed, the Loan Agreement and each of the other Finance Documents);

(ii)
the replacement of the Retiring Security Trustee by the Successor Security Trustee (with effect that the Successor Security Trustee shall be entitled to all rights and security of the applicable resigning Servicing Bank under or as referred to in the Agency and Trust Deed, the Loan Agreement and each of the other Finance Documents); and

(iii)	the amendments expressly made by this Agreement,
the Agency and Trust Deed, the Loan Agreement and each of the other Finance Documents (including, without limitation, any guarantee granted or security constituted thereby) shall continue in full force and effect and be enforceable by the Successor Agent and/or the Successor Security Trustee (as applicable) in accordance with its respective terms; and
(b)
for the avoidance of doubt the resignations of the Retiring Agent and the Retiring Security Trustee and the appointment of the Successor Agent and the Successor Security Trustee shall take effect as such, and shall not result in, or be deemed to constitute, the release or discharge and re-grant of any security constituted by the Finance Documents.

4.2
The Borrower agrees that it will give and procure such prompt assistance as may be required by the Retiring Agent or the Retiring Security Trustee in relation to the implementation steps referred to in Clause 6.

5	CONSEQUENTIAL AMENDMENTS
As and with effect from the Effective Time, the Finance Documents shall be amended as set out in Schedule 4.
6	IMPLEMENTATION
In furtherance or implementation of the matters referred to in Clause 3:
(a)
the Retiring Security Trustee shall, at the cost and expense of the Borrower, deliver duly executed releases for each of the Mortgages, in accordance with the requirements of the relevant ship registry, to the Successor Security Trustee and the Successor Security Trustee shall be responsible for filing such releases with the relevant ship registry;

(b)	the Borrower shall satisfy any and all "know your customer" requirements of the Successor Security Trustee and Successor Agent;
(c)
the Successor Security Trustee, with the co-operation and assistance from the Borrower, to the extent necessary, shall amend any security filings to reflect the implementation of this Agreement on the Lenders' instructions;

(d)
the Borrower shall provide the Successor Agent with documents as may be reasonably necessary for the issuing of such legal opinions favourable to the Creditor Parties in relation to the above as to matters of relevant law as may be required by the Successor Agent;

(e)
the Borrower shall provide all cooperation and assistance required by the Retiring Agent in connection with the closure of the existing Earnings Accounts and Retention Account promptly following the Effective Time and in any event no later than 14 days following the Effective Time, or any later date advised by the Retiring Agent.

7	EFFECTIVE TIME
7.1
Immediately upon the occurrence of the Effective Time, the Successor Agent and the Successor Security Trustee shall jointly execute the Effective Time Certificate and transmit a copy of it to each other Party, as a record of the Effective Time. For the avoidance of doubt, failure to execute the Effective Time Certificate shall be without prejudice to the occurrence of the Effective Time.

8	COSTS AND EXPENSES
The Borrower shall pay and/or reimburse all such legal, accountancy and other costs, charges and expenses properly incurred by the Successor Agent and the Successor Security Trustee in connection with the negotiation, preparation, execution and, to the extent required, registration of this Agreement and all documents to be entered into pursuant to this Agreement.
9	FURTHER ASSURANCE
The Borrower agrees to execute such further documents and to take such further actions as the Retiring Agent, the Retiring Security Trustee, the Successor Agent or the Successor Security Trustee may require in order to give full effect to, or to protect or preserve the rights and interests of the Retiring Agent, the Retiring Security Trustee, the Successor Agent and the Successor Security Trustee consequent upon the matters implemented by, this Agreement.

10	COUNTERPARTS
This Agreement may be executed and delivered by the parties in several counterparts.
11	THIRD PARTY RIGHTS
A person who is not a Party shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.
12	GOVERNING LAW AND JURISDICTION
This Agreement, and any non-contractual obligations arising out of it or in connection with it, are governed by, and shall be construed in accordance with, English law. The provisions of clauses 30 (Law and Jurisdiction)) of the Loan Agreement shall, with any necessary consequential amendments, apply to this Agreement.
IN WITNESS whereof the parties hereto have caused this Agreement to be executed and delivered as a deed on the date first above written.

SCHEDULE 1
 LENDERS
Senior Lenders	Address
Advice Investments S.A.	80 Broad Street, Monrovia, Liberia

Junior Lenders	Address
Advice Investments S.A.	80 Broad Street, Monrovia, Liberia

SCHEDULE 2
 FINANCE DOCUMENTS
No.	Document
1.	Senior Loan Agreement dated 31.03.06 between (1) Borrower (2) Senior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Senior Swap Banks
2.	Junior Loan Agreement dated 31.03.06 between (1) Borrower (2) Junior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Junior Swap Banks
3.	Senior Drawdown Notice dated 08.04.08 given by the Borrower to Agent
4.	Junior Drawdown Notice dated 08.04.08 given by the Borrower to Agent
5.	Supplemental letter re Advance for m.v. "MAGANARI" dated 15.05.06 from Agent to Borrower
6.
Supplemental Agreement to Senior Loan Agreement dated 28.11.06 between (1) Borrower (2) Senior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Senior Swap Banks

7.
Supplemental Agreement to Junior Loan Agreement dated 28.11.06 between (1) Borrower (2) Junior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Junior Swap Banks

8.
Amending and Restated Loan Agreement dated 23.05.07 between (1) Borrower (2) Junior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Junior Swap Banks

9.
Amended and Restated Loan Agreement dated 31.03.06 between (1) Borrower (2) Junior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Junior Swap Banks

10.
Amended and Restated Loan Agreement dated 25.05.07 between (1) Borrower (2) Senior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Senior Swap Banks

11.
Amended and Restated Loan Agreement dated 31.03.06 between (1) Borrower (2) Senior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Senior Swap Banks

12.
Supplemental Agreement to Junior Loan Agreement dated 27.02.08 between (1) Borrower (2) Junior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Junior Swap Banks

13.
Supplemental Agreement to Junior Loan Agreement dated 17.11.09 between (1) Borrower (2) Junior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Junior Swap Banks

14.
Supplemental Agreement to Senior Loan Agreement dated 27.02.08 between (1) Borrower (2) Senior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Senior Swap Banks

15.
Supplemental Agreement to Senior Loan Agreement dated 17.11.09 between (1) Borrower (2) Senior Lenders (3) Agent (4) Security Trustee (5) Lead Arranger (6) Lead Bookrunner (7) Joint Underwriters and (8) Senior Swap Banks

16.	Supplemental Letter re Junior Loan Agreement dated 15.05.06 from Agent / Security Trustee to Borrower
17.	Supplemental Letter re Junior Loan Agreement dated 23.04.08 from Agent / Security Trustee to Borrower
18.	Supplemental Letter re Junior Loan Agreement dated 29.09.10 from Agent / Security Trustee to Borrower
19.	Supplemental Letter re Junior Loan Agreement dated 09.02.12 from Agent / Security Trustee to Borrower
20.	Supplemental Letter re Senior Loan Agreement dated 23.04.08 from Agent / Security Trustee to Borrower
21.	Supplemental Letter re Senior Loan Agreement dated 29.09.10 from Agent / Security Trustee to Borrower
22.	Supplemental Letter re Senior Loan Agreement dated 09.02.12 from Agent / Security Trustee to Borrower
23.	Supplemental Letter re Senior Loan Agreement dated 27.09.12 from Agent / Security Trustee to Borrower
24.	Supplemental Agreement re Junior Loan Agreement dated 18.11.13 between (1) Borrower and (2) Agent / Security Trustee
25.	Supplemental Agreement re Senior Loan Agreement dated 18.11.13 between (1) Borrower and (2) Agent / Security Trustee
26.	Variation Agreement re Senior Loan Agreement dated 06.09.2016 between (1) Borrower and (2) Agent / Security Trustee
27.	Variation Agreement re Senior Loan Agreement dated 04.11.2016 between, inter alia, (1) Borrower and (2) Agent / Security Trustee
28.	Variation Agreement re Senior Loan Agreement dated 08.11.2016 between, inter alia, (1) Borrower and (2) Agent / Security Trustee
29.	Fee Letter dated 18.11.13 from Borrower to Agent
30.	Agency and Trust Deed dated 31.03.06 between (1) Borrower (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks (5) Junior Swap Banks (6) Agent and (7) Security Trustee
31.	Guarantee of the Borrower's obligations re HBOS Treasury Services Plc Senior Master Agreement dated 31.03.06 given by The Governor and Company of the Bank of Scotland
32.	Counter Indemnity re HBOS Treasury Services Plc Senior Master Agreement dated 31.03.06 given by the Borrower
33.	Master Agreement Assignment re HSH Nordbank AG Senior Master Agreement (together with Notice of Assignment to Swap Counterparty and Swap Counterparty's

Acknowledgment) dated 31.03.06 between (1) Borrower and (2) Security Trustee
34.
Master Agreement Assignment re HBOS Treasury Services Plc Senior Master Agreement (together with Notice of Assignment to Swap Counterparty and Swap Counterparty's Acknowledgment) dated 31.03.06 between (1) Borrower and (2) Security Trustee

35.	Master Agreement Assignment re Commerzbank Aktiengesellschaft Senior Master Agreement (together with Notice of Assignment to Swap Counterparty and Swap Counterparty's Acknowledgments)
36.	Guarantee dated 31.03.06 between (1) Borsari Shipping Company Limited as Guarantor and (2) Security Trustee
37.	Guarantee dated 31.03.06 between (1) Celine Shipping Company Limited as Guarantor and (2) Security Trustee
38.	Guarantee dated 31.03.06 between (1) Wealth Management Inc. as Guarantor and (2) Security Trustee
39.	Guarantee dated 31.03.06 between (1) Tempo Marine Co. as Guarantor and (2) Security Trustee
40.	Guarantee dated 31.03.06 between (1) Star Record Owning Company Limited as Guarantor and (2) Security Trustee
41.	Guarantee dated 31.03.06 between (1) Argo Owning Company Limited as Guarantor and (2) Security Trustee
42.	Guarantee dated 23.05.07 between (1) Dione Owning Company Limited as Guarantor and (2) Security Trustee
43.	Guarantee dated 23.05.07 between (1) Tethys Owning Company Limited as Guarantor and (2) Security Trustee
44.	Guarantee dated 23.05.07 between (1) Rea Owning Company Limited as Guarantor and (2) Security Trustee
45.	Guarantee dated 23.05.07 between (1) Selene Owning Company Limited as Guarantor and (2) Security Trustee
46.	Guarantee dated 11.06.07 between (1) Phoebe Owning Company Limited as Guarantor and (2) Security Trustee
47.	Guarantee dated 11.06.07 between (1) Uranus Owning Company Limited as Guarantor and (2) Security Trustee
48.
First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "CATALINA" dated 05.04.06 between (1) Borsari Shipping Company Limited and (2) Security Trustee

Amendment Mortgage dated 30.11.06 by Borsari Shipping Company Limited

Amendment Mortgage dated 30.05.07 by Borsari Shipping Company Limited

Amendment Mortgage dated 16.12.09 by Borsari Shipping Company Limited

49.
First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "CONRAD OLDENDORFF" dated 05.04.06 between (1) Celine Shipping Company Limited and (2) Security Trustee

Amendment Mortgage (re. m.v. "MENDOCINO") dated 30.11.06 by Celine Shipping Company Limited

Amendment Mortgage (re. m.v. "MENDOCINO") dated 30.05.07 by Celine Shipping Company Limited

Amendment Mortgage (re. m.v. "MENDOCINO") dated 16.12.09 by Celine Shipping Company Limited

Mortgage "C" (re. m.v. "MENDOCINO") dated 19.09.07 by Celine Shipping Company Limited

50.
First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "MAGANARI" (ex "ATACAMA") dated 15.05.06 between (1) Tempo Marine Co. and (2) Security Trustee

Amendment Mortgage dated 30.11.06 by Tempo Marine Co.

Amendment Mortgage dated 30.05.07 by Tempo Marine Co.

Amendment Mortgage dated 16.12.09 by Tempo Marine Co.

51.
First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "LIGARI" dated 08.09.06 between (1) Star Record Owning Company Limited and (2) Security Trustee

Amendment Mortgage dated 30.11.06 by Star Record Owning Company Limited

Amendment Mortgage dated 30.05.07 by Star Record Owning Company Limited

Amendment Mortgage dated 16.12.09 by Star Record Owning Company Limited

Mortgage "B" (re. m.v. "LIGARI") dated 19.09.07 by Celine Shipping Company Limited

52.
First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "REDONDO" (ex "LIBERTY ONE") dated 18.12.06 between (1) Argo Owning Company Limited and (2) Security Trustee

Amendment to Maltese Mortgage A re m.v. "REDONDO" dated 30.05.07

Amendment to Maltese Mortgage A re m.v. "REDONDO" dated 16.12.09

53.
First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "MARBELLA" dated 29.05.07 between (1) Dione Owning Company Limited and (2) Security Trustee

Amendment Mortgage dated 16.12.09 by Dione Owning Company Limited

54.	First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "BARGARA" dated 29.05.07 between (1) Selene Owning Company Limited and (2) Security Trustee

Amendment to Maltese Mortgage B re m.v. "BARGARA" dated 16.12.09
55.
First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "CAPITOLA" dated 01.06.07 between (1) Tethys Owning Company Limited and (2) Security Trustee
Amendment Mortgage dated 16.12.09 by Tethys Owning Company Limited

56.
First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "MAJORCA" dated 11.06.07 between (1) Phoebe Owning Company Limited and (2) Security Trustee Amendment Mortgage dated 16.12.09 by Phoebe Owning Company Limited

57.
First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "HEINRICH OLDENDORFF" dated 11.06.07 between (1) Uranus Owning Company Limited and (2) Security Trustee
Amendment Mortgage (re. m.v. "LEVANTO") dated 16.12.09 by Uranus Owning Company Limited

58.
First Priority Maltese Statutory Mortgage and collateral Deed of Covenant on m.v. "ECOLA" dated 29.08.07 between (1) Rea Owning Company Limited and (2) Security Trustee
Amendment Mortgage dated 16.12.09 by Rea Owning Company Limited

59.	General Assignment in respect of m.v. "CATALINA" dated 05.04.06 between (1) Borsari Shipping Company Limited and (2) Security Trustee
60.	General Assignment in respect of m.v. "CONRAD OLDENDORFF" dated 05.04.06 between (1) Celine Shipping Company Limited and (2) Security Trustee
61.	General Assignment in respect of m.v. "MAGANARI" (ex "ATACAMA") dated 15.05.06 between (1) Tempo Marine Co. and (2) Security Trustee
62.	General Assignment in respect of m.v. "LIGARI" dated 08.09.06 between (1) Star Record Owning Company Limited and (2) Security Trustee
63.	General Assignment in respect of m.v. "REDONDO" dated 18.12.06 between (1) Argo Owning Company Limited and (2) Security Trustee
64.	General Assignment in respect of m.v. "MARBELLA" dated 29.05.07 between (1) Dione Owning Company Limited and (2) Security Trustee
65.	General Assignment in respect of m.v. "BARGARA" dated 29.05.07 between (1) Selene Owning Company Limited and (2) Security Trustee
66.	General Assignment in respect of m.v. "CAPITOLA" dated 01.06.07 between (1) Tethys Owning Company Limited and (2) Security Trustee
67.	General Assignment in respect of m.v. "MAJORCA" dated 11.06.07 between (1) Phoebe Owning Company Limited and (2) Security Trustee
68.	General Assignment in respect of m.v. "HEINRICH OLDENDORFF" dated 11.06.07 between (1) Uranus Owning Company Limited and (2) Security Trustee

69.	General Assignment in respect of m.v. "ECOLA" dated 29.08.07 between (1) Rea Owning Company Limited and (2) Security Trustee
70.	Management Agreement Assignment re m.v. "CATALINA" dated 05.04.06 between (1) Borrower and Borsari Shipping Company Limited and (2) Security Trustee
71.	Management Agreement Assignment re m.v. "CONRAD OLDENDORFF" dated 05.04.06 between (1) Borrower and Celine Shipping Company Limited and (2) Security Trustee
72.	Management Agreement Assignment re m.v. "MAGANARI" dated 15.05.06 between (1) Borrower and Tempo Marine Co. and (2) Security Trustee
73.	Management Agreement Assignment re m.v. "LIGARI" dated 08.09.06 between (1) Borrower and Star Record Owning Company Limited and (2) Security Trustee
74.	Management Agreement Assignment re m.v. "REDONDO" dated 18.12.06 between (1) Borrower and Argo Owning Company Limited and (2) Security Trustee
75.
Management Agreement Assignment re m.v. "MARBELLA" dated 29.05.07 between (1) Borrower and Dione Owning Company Limited and (2) Security Trustee Manager's Acknowledgement dated 29.05.07 given by Manager

76.	Management Agreement Assignment re m.v. "BARGARA" dated 29.05.07 between (1) Borrower and Selene Owning Company Limited and (2) Security Trustee
77.	Management Agreement Assignment re m.v. "CAPITOLA" dated 01.06.07 between (1) Borrower and Tethys Owning Company Limited and (2) Security Trustee
78.	Management Agreement Assignment re m.v. "MAJORCA" dated 11.06.07 between (1) Borrower and Phoebe Owning Company Limited and (2) Security Trustee
79.	Tripartite Agreement re m.v. "HEINRICH OLDENDORFF" dated 11.06.07 between (1) Uranus Owning Company Limited as Owner (2) Rosewater Maritime Inc as Charterer and (3) Security Trustee
80.	Management Agreement Assignment re m.v. "MAJORCA" dated 29.08.07 between (1) Borrower and Rea Owning Company Limited and (2) Security Trustee
81.	Pledge and Security Agreement dated 09.02.12 between (1) Borrower and (2) Security Trustee
82.
Pledge and Security Agreement dated 27.09.12 between (1) Borrower and (2) Security Trustee

Amendment to Pledge and Security Agreement of 27.09.12 dated 21.06.13

Amendment to Pledge and Security Agreement of 27.09.12 dated 09.09.13

Amendment to Pledge and Security Agreement of 27.09.12 dated 14.11.13

83.	Borrower's Accounts Pledge dated 05.04.06 between (1) Borrower (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
84.	Account Pledge Agreement dated 05.04.06 between (1) Wealth Management Inc. (2)

Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
85.	Existing Ships Earnings Account Pledge dated 05.04.06 between (1) Existing Ships' Owners (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
86.	Earnings Account Pledge dated 22.05.06 between (1) Tempo Marine Co. (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
87.	Earnings Account Pledge dated 08.09.06 between (1) Star Record Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
88.	Earnings Account Pledge dated 18.12.06 between (1) Argo Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
89.	Additional Ship Earnings Account Pledge dated 29.05.07 between (1) Dione Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
90.	Additional Ship Earnings Account Pledge dated 29.05.07 between (1) Selene Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
91.	Additional Ship Earnings Account Pledge dated 01.06.07 between (1) Tethys Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
92.	Additional Ship Earnings Account Pledge dated 11.06.07 between (1) Phoebe Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
93.	Additional Ship Earnings Account Pledge dated 11.06.07 between (1) Uranus Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
94.	Additional Ship Earnings Account Pledge dated 29.08.07 between (1) Rea Owning Company Limited (2) Senior Lenders (3) Junior Lenders (4) Senior Swap Banks and (5) Junior Swap Banks
95.	Manager's Undertaking and Notice of Assignment re Existing Ships dated 05.04.06 from Cardiff Marine Inc. as Manager to Agent / Security Trustee
96.	Manager's Undertaking and Notice of Assignment re m.v. "MAGANARI" dated 15.05.06 from Cardiff Marine Inc. as Manager to Agent / Security Trustee
97.	Manager's Undertaking and Notice of Assignment re m.v. "LIGARI" dated 08.09.06 from Cardiff Marine Inc. as Manager to Agent / Security Trustee
98.	Manager's Undertaking and Notice of Assignment re m.v. "REDONDO" dated 11.10.06 from Cardiff Marine Inc. as Manager to Agent / Security Trustee
99.	Manager's Undertaking and Notice of Assignment re m.v. "MARBELLA" dated 29.05.07 from Cardiff Marine Inc. as Manager to Agent / Security Trustee
100.	Manager's Undertaking and Notice of Assignment re m.v. "BARGARA" dated 29.05.07 from Cardiff Marine Inc. as Manager to Agent / Security Trustee
101.	Manager's Undertaking and Notice of Assignment re m.v. "CAPITOLA" dated 01.06.07 from Cardiff Marine Inc. as Manager to Agent / Security Trustee
102.	Manager's Undertaking and Notice of Assignment re m.v. "MAJORCA" dated 11.06.07 from Cardiff Marine Inc. as Manager to Agent / Security Trustee
103.	Manager's Undertaking and Notice of Assignment re m.v. "ECOLA" dated 29.08.07 from Cardiff Marine Inc. as Manager to Agent / Security Trustee

SCHEDULE 3
 FORM OF EFFECTIVE TIME CERTIFICATE
[●] 2016
Agency Transfer Agreement dated [●] 2016 between, among others, each of ourselves (the "Agency Transfer Agreement") in respect of:
(i)
a loan agreement dated 31 March 2006 between, inter alia, the Borrower, the Senior Lenders, the Senior Swap Banks the Agent and the Security Trustee, as amended by (i) that certain Supplemental Letter dated 15 May 2006 between the Borrower and the Agent; (ii) that certain Amending and Restating Agreement dated 23 May 2007 between, inter alia, the Borrower, the Agent and the Security Trustee; (iii) that certain Supplemental Agreement dated 27 February 2008 among, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (iv) the Supplemental Letter dated 23 April 2008 between the Borrower and the Agent; (v) the Supplemental Agreement dated 17 November 2009 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee; (vi) the Supplemental Letter dated 29 September 2010 between the Borrower and the Agent; (vii) the Supplemental Letter dated 9 February 2012 between the Borrower and the Agent; (viii) the Supplemental Letter dated 27 September 2012 between the Borrower and the Agent; (ix) the Supplemental Agreement dated 18 November 2013 between the Borrower, the Agent and the Security Trustee; and (x) the Variation Agreement dated 6 September 2016 between, inter alia, the Borrower, the Senior Lenders, the Agent and the Security Trustee (as otherwise amended, novated or supplemented from time to time, the "Senior Loan Agreement"), the Senior Lenders agreed to make available to the Borrower both term loan and short term credit facilities of (originally) up to US$518,875,000 in aggregate.

(ii)
a loan agreement dated 31 March 2006 between, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee, as amended by (i) that certain Supplemental Letter dated 15 May 2006 between the Borrower and the Agent; (ii) that certain Amending and Restating Agreement dated 23 May 2007 between, inter alia, the Borrower, the Agent and the Security Trustee (iii) that certain Supplemental Agreement dated 27 February 2008 among, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee ; (iv) the Supplemental Letter dated 23 April 2008 between the Borrower and the Agent; (v) the Supplemental Agreement dated 17 November 2009 between, inter alia, the Borrower, the Junior Lenders, the Agent and the Security Trustee; (vi) the Supplemental Letter dated 29 September 2010 between the Borrower and the Agent; (vii) the Supplemental Letter dated 9 February 2012 between the Borrower and the Agent; (viii) the Supplemental Letter dated 27 September 2012 between the Borrower and the Agent; and (ix) the Supplemental Agreement dated 18 November 2013 between the Borrower the Agent and the Security Trustee (as otherwise amended, novated or supplemented from time to time, the "Junior Loan Agreement") the Junior Lenders agreed to make available to the Borrower both term loan and short term credit facilities of (originally) up to US$110,000,000 in aggregate.

1	We refer to the Agency Transfer Agreement. Words and expressions defined in the Agency Transfer Agreement shall have the same meanings when used herein.
2	This is the Effective Time Certificate.
3	The undersigned hereby request that the Retiring Agent confirm the occurrence of the Effective Time by completing and countersigning this Effective Time Certificate.

This certificate and any non-contractual obligations arising out of it or in connection with it, shall be governed by, and shall be construed in accordance with, English law.

for and on behalf of ADVICE INVESTMENTS S.A. as Successor Agent for and on behalf of ADVICE INVESTMENTS S.A. as Successor Security Trustee

The Retiring Agent confirms that the Effective Time occurred at ____ on __ November 2016.

for and on behalf of HSH NORDBANK A.G. as Retiring Agent

SCHEDULE 4
 AMENDMENTS
Consequential Amendments
1.	References in the Agency and Trust Deed, the Loan Agreements and the other Finance Documents to which it is a party to "the Agent" shall be construed as references to the Successor Agent as agent.
2.
References in the Agency and Trust Deed, the Loan Agreements and the other Finance Documents to which it is a party to "the Security Trustee" shall be construed as references to the Successor Security Trustee as trustee.

EXECUTION PAGES
BORROWER
EXECUTED as a deed DRYSHIPS INC. by Dimitrios Dreliozis acting in the presence of: Name: Anastasia G. Pavli Address:	) ) ) )	/s/ Dimitrios Dreliozis /s/ Anastasia G. Pavli Attorney-at-Law 52 Ag. Konstantinou Street-151 24 Marousi Athens, Greece Tel.: +30 210 6140580

SENIOR LENDERS
EXECUTED as a deed by ADVICE INVESTMENTS S.A. by Alexandror Sigalar acting in the presence of: Name: Christina Karanasious Address:	) ) ) )	/s/ Alexandror Sigalar /s/ Christina Karanasious Attorney-at-Law 52 Ag. Konstantinou Street-151 24 Marousi Athens, Greece Tel.: +30 210 6140580

JUNIOR LENDERS
EXECUTED as a deed by ADVICE INVESTMENTS S.A. by Alexandror Sigalar acting in the presence of: Name: Christina Karanasious Address:	) ) ) )	/s/ Alexandror Sigalar /s/ Christina Karanasious Attorney-at-Law 52 Ag. Konstantinou Street-151 24 Marousi Athens, Greece Tel.: +30 210 6140580

RETIRING AGENT
EXECUTED as a deed by HSH NORDBANK AG by acting in the presence of: Name: Address:	) ) ) )	/s/ illegible /s/ illegible HSH Nordbank AG Gerhart-Hauptmann-Platz 50 20095 Hamburg

RETIRING SECURITY TRUSTEE
EXECUTED as a deed by HSH NORDBANK AG by acting in the presence of: Name: Address:	) ) ) )	/s/ illegible /s/ illegible HSH Nordbank AG Gerhart-Hauptmann-Platz 50 20095 Hamburg

SUCCESSOR AGENT
EXECUTED as a deed by ADVICE INVESTMENTS S.A. acting in the presence of: Name: Christina Karanasious Address:	) ) ) )	/s/ Alexandror Sigalar /s/ Christina Karanasious Attorney-at-Law 52 Ag. Konstantinou Street-151 24 Marousi Athens, Greece Tel.: +30 210 6140580

SUCCESSOR SECURITY TRUSTEE
EXECUTED as a deed by ADVICE INVESTMENTS S.A. acting in the presence of: Name: Christina Karanasious Address:	) ) ) )	/s/ Alexandror Sigalar /s/ Christina Karanasious Attorney-at-Law 52 Ag. Konstantinou Street-151 24 Marousi Athens, Greece Tel.: +30 210 6140580